UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0493581
(State of incorporation or organization)	(I.R.S. Employer I.D. Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

Options to purchase Class A common stock

(Title of class)

EXPLANATORY NOTE

This Form 8-A registers as a class all options to purchase Google’s Class A common stock (the “Options”) issued or issuable under its stock plans because (i) there are more than 500 holders of the Options outstanding as of the date hereof and (ii) in April 2007, Google established its Transferable Stock Option program, which permits certain employee stock options to be sold to participating financial institutions. The recently adopted Rule 12h-1(g) exemption from registration under the Securities Exchange Act of 1934 does not apply to the Options as the financial institutions are not eligible persons under Rule 701(c) of the Securities Act of 1933.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Options is incorporated herein by reference to the description of the Options in Appendix A of the Registrant’s Registration Statement on Form S-3 (File No. 333-142243), as filed with the Securities and Exchange Commission on April 20, 2007.

Item 2.	Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description	Incorporated by Reference Herein
		Form	Date

4.01.1	1998 Stock Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.01.2	1998 Stock Plan – Form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.02.1	1999 Stock Option/Stock Issuance Plan, as amended, and form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.03.1	2000 Stock Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.03.2	2000 Stock Plan – Form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.04.1	2003 Stock Plan, as amended	Quarterly Report on Form 10-Q/A	May 10, 2007

4.04.2	2003 Stock Plan – Form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.05.1	2003 Stock Plan (No. 2), as amended	Quarterly Report on Form 10-Q/A	May 10, 2007

4.05.2	2003 Stock Plan (No. 2) – Form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

4.06.1	2003 Stock Plan (No. 3), as amended	Quarterly Report on Form 10-Q/A	May 10, 2007

4.06.2	2003 Stock Plan (No. 3) – Form of stock option agreement	Registration Statement on Form S-l, as amended (File No. 333-114984)	April 29, 2004

Exhibit Number	Description	Incorporated by Reference Herein
		Form	Date

4.07.1	2004 Stock Plan, as amended	Current Report on Form 8-K	May 15, 2007

4.07.2	2004 Stock Plan – Form of stock option agreement	Annual Report on Form 10-K	March 30, 2005

4.07.3	2004 Stock Plan – Amendment to stock option agreements	Registration Statement on Form S-3	April 20, 2007

4.07.4	2004 Stock Plan – Form of stock option agreement (TSO Program)	Registration Statement on Form S-3	April 20, 2007

4.07.5	Form of Warrant Agreement dated April 20, 2007 among Google Inc., Citigroup Global Markets Inc. as Warrant Agent, and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Management LLC, and UBS AG, London Branch, as Warrantholders (the “Warrant Agreement”)	Current Report on Form 8-K	April 23, 2007

4.07.6	Amendment No. 1 to the Warrant Agreement among Google Inc. and J.P. Morgan Securities Inc., as Warrantholder entered into as of July 20, 2007	Quarterly Report on Form 10-Q	August 9, 2007

4.08.1	Applied Semantics, Inc. 1999 Stock Option/Stock Issuance Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.09.1	Ignite Logic, Inc. 2003 Equity Incentive Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.10.1	Lifescape Solutions, Inc. 2001 Stock Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.11.1	Keyhole, Inc. 2000 Equity Incentive Plan, as amended	Quarterly Report on Form 10-Q	August 9, 2006

4.12.1	Picasa, Inc. Employee Bonus Plan	Registration Statement on Form S-8 (File No. 333-119378)	September 29, 2004

4.13.1	YouTube, Inc. 2005 Stock Plan	Registration Statement on Form S-8 (File No. 333-138848)	November 20, 2006

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2008	GOOGLE INC.

	By:	/s/ Kent Walker
Kent Walker
Vice President and General Counsel